UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Effective October 6, 2015, Franklin Synergy Bank (the “Bank”), a wholly-owned subsidiary of Franklin Financial Network, Inc., and Century Skanska (the “Construction Manager”) entered into that certain Standard Form of Agreement between Owner and Construction Manager as Constructor (the “Construction Agreement”), as amended by that certain Amendment to the Contract (the “Amendment,” and together with the Construction Agreement, the “Agreement”), which provides for construction and design services to renovate the Bank’s branch in Nolensville, Tennessee. The Agreement provides for payments by the Bank to the Contractor (as defined in the Amendment) of $184,000.00, with such additional payments as may be required under the Agreement, and subject to a Construction Manager’s fee of ten percent (10%) of the Cost of the Work (as defined in the Agreement).

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Construction Agreement and the Amendment filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Standard Form of Agreement Between Owner and Construction Manager as Constructor, by and between Franklin Synergy Bank and Century Skanska

10.2	Amendment to the Contract

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2015

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Richard E. Herrington
Richard E. Herrington
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Standard Form of Agreement Between Owner and Contractor, by and between Franklin Synergy Bank and Century Skanska

10.2	Amendment to the Contract